Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 26, 2015 with respect to the financial statements of JNL/Invesco Large Cap Growth Fund and JNL/BlackRock Large Cap Select Growth Fund, each a series of JNL Series Trust as of December 31, 2014,  incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
December 15, 2015
Chicago, Illinois